[Kirkland & Ellis LLP Letterhead]

Exhibit 8.1

June 17, 2005

Triad Financial Special Purpose LLC
7711 Center Avenue, Suite 390
Huntington Beach, California 92647

     Re:     Registration Statement (No. 333-          )

Ladies and Gentlemen:

     We are issuing this opinion letter in our capacity as special counsel to Triad Financial Special Purpose LLC, a Delaware limited liability company (the “Registrant”), and Triad Financial Corporation, a California corporation (“Triad”), in connection with certain Auto Receivables Asset Backed Securities (the “Securities”) described in the Registration Statement (No. 333-___) on Form S-3, including the prospectus and the prospectus supplement therein and the exhibits thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Securities will be issued from time to time in one or more series in amounts to be determined at the time of issuance and to be set forth in one or more prospectus supplements to the prospectus included in the Registration Statement.

     We have examined the Registration Statement, including, in each case as filed as an exhibit to or incorporated by reference in the Registration Statement,

(i) the form of Indenture attached as Exhibit 4.1 of the Registration Statement;

(ii) the form of Sale and Servicing Agreement attached as Exhibit 4.2 of the Registration Statement;

(iii) the form of Trust Agreement attached as Exhibit 4.3 of the Registration Statement;

(iv) the form of Purchase Agreement attached as Exhibit 10.1 of the Registration Statement; and

Triad Financial Special Purpose LLC
June 17, 2005

(v) such other documents as identified and described in the Registration Statement (collectively, the documents described in clauses (i) through (v) are referred to herein as the “Transaction Documents”).

     In rendering our opinions, we have assumed that the Transaction Documents for each series of Securities will contain all material terms as described in the Registration Statement and will be executed in substantially the same form as we have examined. We have also assumed, without independent verification, that the facts and representations and warranties in the documents upon which we relied are true and correct, and that the transactions contemplated by such documents will be consummated strictly in accordance with their terms.

     In rendering our opinions, we have also considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), administrative rulings, judicial decisions, regulations, and such other authorities (including Treasury regulations) as we have deemed appropriate, all as in effect on the date hereof and all of which are subject to change or different interpretation. However, we will not seek a tax ruling from the Internal Revenue Service (the “IRS”) with respect to any of the matters discussed herein. Moreover, the statutory provisions, regulations, interpretations and other authorities upon which our opinions are based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinions will not be taken by the IRS. Our opinions are in no way binding on the IRS or any court, and it is possible that the IRS or a court could, when presented with these facts, reach a different conclusion. We express no opinion herein as to any laws other than federal law of the United States of America. In rendering such opinions, we have assumed that the trust formed pursuant to the relevant trust agreement will be operated in accordance with the terms of the relevant Transaction Documents.

     Based on and subject to the foregoing, we are of the opinion that under the existing federal income tax laws of the United States of America, the statements in the of prospectus under the caption “Material Federal Income Tax Consequences” and in the prospectus supplement under the caption “Material Federal Income Tax Consequences,” all as part of the Registration Statement, to the extent that they constitute matters of law or legal conclusions, have been prepared or reviewed by us and are correct in all material respects. We also note that the prospectus, the prospectus supplement, and the Transaction Documents attached as exhibits, all included as part of the Registration Statement, do not relate to a specific transaction or issuance. Accordingly, the above-referenced description of material federal income tax consequences may require modification in the context of an actual transaction or issuance.

     Except for the opinions expressed above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local or foreign laws. In addition, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein. This letter is limited to the specific issues addressed herein and the opinions rendered above are limited in all respects to

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June 17, 2005

laws and facts existing on the date hereof. By rendering these opinions, we do not undertake to advise you with respect to any other matter or of any change in such laws or facts or in the interpretations of such laws which may occur after the date hereof or as to any future action that may become necessary to maintain the character of any offered securities as described in the Registration Statement or to maintain the relevant trust as an entity that will not be taxable as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus under the captions “Material Federal Income Tax Consequences” and “Legal Opinions” and in prospectus supplement under the captions “Federal Income Tax Consequences” in the Summary, “Material Federal Income Tax Consequences” and “Legal Opinions,” all as part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP